SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):     April 6, 2015

ENPRO INDUSTRIES, INC.
(Exact name of Registrant, as specified in its charter)

North Carolina	001-31225	01-0573945
(State or other jurisdiction	(Commission file number)	(I.R.S. Employer
of incorporation		Identification No.)

5605 Carnegie Boulevard, Suite 500
Charlotte, North Carolina 28209
(Address of principal executive offices, including zip code)

704 731-1500
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17
CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17
CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 6, 2015, Steven R. Bower was appointed to serve as Principal Accounting Officer of EnPro Industries, Inc. (the "Company"). Mr. Bower, age 56, joined the Company in October 2014, as Vice President, Controller and Chief Accounting Officer. Prior to joining the Company, Mr. Bower was Corporate Controller of Polymer Group, Inc. (PGI) from July 2014 through October 2014. Prior to PGI, Mr. Bower was Vice President, Finance and Accounting and Corporate Secretary for HITCO Carbon Composites, Inc. (a subsidiary of SGL Group), from April 2003 to February 2014. Prior to HITCO, Mr. Bower served at SGL's global headquarters in Germany as Controller - Central Planning and Coordination, from July 2001 to April 2003; and prior to that as Corporate Controller - North America from August 1996 to June 2001.

On May 8, 2014, David K. Fold was appointed to serve as the Principal Accounting Officer of the Company. Effective upon the appointment of Mr. Bower as Principal Accounting Officer of the Company, Mr. Fold ceased to be the Principal Accounting Officer but continues to serve as Director of Accounting and Financial Reporting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:    April 8, 2015

ENPRO INDUSTRIES, INC.

/s/ Robert S. McLean
By:	Robert S. McLean
Vice President, General Counsel and Secretary

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